                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                Current report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 19, 2002





                                  Pemstar Inc.
             (Exact name of registrant as specified in its charter)


        Minnesota                   000-31223                    44-1771227
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)



3535 Technology Drive N.W., Rochester, Minnesota                        55901
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (507) 288-6720
                                                     --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  OTHER EVENTS

         On July 18, 2002, Pemstar Inc. (the "Company") entered into an amendment and termination agreement (the "Agreement") with Smithfield Fiduciary LLC and Citadel Equity Fund Ltd. (together, the "Buyers") amending and terminating certain obligations under the terms of the Securities Purchase Agreement by and among the Company and the Buyers dated May 3, 2002 (the "Securities Purchase Agreement") and the Registration Rights Agreement by and among the Company and the Buyers dated May 3, 2002. Under the terms of the Agreement, the parties have terminated all obligations (i) to purchase and sell additional securities under the terms of the Securities Purchase Agreement, (ii) to register any such additional securities and (iii) to obtain shareholder approval of the issuance and sale of any securities issued or issuable under the Securities Purchase Agreement. In consideration for the termination of such obligations, the Company has agreed (i) to issue to each of the Buyers a warrant exercisable for 125,000 shares of the Company's common stock, par value $.01 per share, with an exercise price of $1.62 per share, (ii) to provide for registration rights relating to the shares issuable pursuant to exercise of the warrants and (iii) provide certain rights to the Buyers to participate in future offerings of equity securities of the Company for a period of 6 months following the date of the Agreement.

         The Agreement is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

         10.1 Amendment and Termination Agreement by and among the Company and the Buyers dated July 18, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2002

                                         PEMSTAR INC.


                                         By: /s/ Linda U. Feuss
                                             -----------------------------------
                                             Linda U. Feuss
                                             Executive Vice President, Legal and
                                             Human Resources